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                                                           Exhibit 23.01



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Travelers Group Inc.:

We consent to the incorporation by reference in amendment no. 1 to the registration statement on Form S-3 of Travelers Group Inc. of our reports dated January 26, 1998, which are incorporated by reference or included in the 1997 Annual Report on Form 10-K of Travelers Group Inc. and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KMPG Peat Marwick LLP

New York, New York
May 6, 1998